UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2010

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 27, 2010, Casella Waste Systems, Inc. (the “Company”) entered into an Amendment (the “Amendment”) to the Second Amended and Restated Revolving Credit and Term Loan Agreement by and among the Company, certain of its Subsidiaries (defined therein, and with the Company, “Borrowers”), each lender from time to time a party to the Credit Agreement (collectively “Lenders”) and Bank of America, N.A., as Administrative Agent (in such capacity “Administrative Agent”), Swing Line Lender and L/C Issuer, dated July 9, 2009 (the “Existing Credit Agreement,” and as amended by the Amendment, the “Credit Agreement”).

The Company sought the Amendment to create additional capital structure flexibility, including to enable the Company to opportunistically access the capital markets to reduce or refinance its higher cost debt borrowings through either an equity offering or a refinancing of its outstanding Senior Subordinated Notes.

With this Amendment, the Company can now use 100 percent of net equity proceeds up to $150.0 million to tender for its outstanding Second Lien Notes or Senior Subordinated Notes, subject to the restrictions as described in the Amendment. Previously, the Company was required to prepay the lower cost Term B Loan with 50 percent of all net equity proceeds.  The Amendment also enables the Company to tender at any time for its 2013 Senior Subordinated Notes at a premium to par or retire borrowings through market repurchases. In addition, the Company can now use up to $50.0 million of borrowings under the Credit Agreement to refinance its higher cost of debt Senior Subordinated Notes, subject to the restrictions as described in the Amendment.

Existing Credit Agreement

The Existing Credit Agreement, under which the Company and certain of its Subsidiaries are co-borrowers, provides for aggregate borrowings by the Borrowers of up to $307.5 million, consisting of (i) a revolving credit facility in the principal amount of $177.5 million; and (ii) a term loan in the principal amount of $130.0 million, in each case subject to increase by an aggregate amount of up to $42.5 million on the terms and conditions of the Credit Agreement.

The Amendment

Other than as indicated below, the material terms of the Existing Credit Agreement remain unchanged.

Term Loan Prepayments

Pursuant to the Existing Credit Agreement, the Company must use 50% of the net cash proceeds from the issuance of new equity (except certain excluded equity issuances) to prepay the term loan facility.  The Amendment carves out an aggregate of up to $150.0 million of the net cash proceeds of one or more future issuances and sales of equity from the requirement to prepay the term loan facility, so long as the Company uses such net cash proceeds to reduce either senior subordinated debt or the Second Lien Notes within six months of the consummation of such issuance and sale of equity.

Increasing Loan Amounts

The Existing Credit Agreement is amended to provide that the term loan facility may be refinanced in full upon the issuance of a new term loan.  Prior to the Amendment, the Existing Credit Agreement provided that new term loans could not exceed an aggregate of $42.5 million so the Company had no ability to refinance in full the term loan facility.   The Amendment keeps in effect the accordion provision, which permits an increase of the aggregate amount of up to $42.5 million in the revolving credit commitments and term loan borrowings, subject to the terms and conditions thereof.

Senior Subordinated Debt

The Amendment changes the definition of the term “Senior Subordinated Debt” to specify the terms on which the Company may incur or refinance senior subordinated debt.  The Company may incur or refinance senior subordinated debt so long as the aggregate outstanding principal amount of such senior subordinated debt, together with the Company’s existing senior subordinated debt, does not at any time exceed $350.0 million and any such new senior subordinated debt issued by the Company: bears interest at the market rate, has a fixed maturity date not earlier than that of the Company’s 2003 senior subordinated notes, includes terms of subordination no less favorable than those included in the 2003 senior subordinated notes documents, and, as reasonably determined by the Administrative Agent, contain other terms no less favorable to Lenders than those in the 2003 senior subordinated notes documents.

If, in connection with the refinancing of any tranche of senior subordinated debt, not all of the applicable senior subordinated notes are tendered, discharged or satisfied substantially simultaneously with (and in any event within one business day after) the issuance of such new senior subordinated debt, as contemplated by the Borrowers in such refinancing (the aggregate outstanding principal amount of such notes that are not so tendered, discharged or satisfied, the “Interim Sub Debt”), the Company:

(i) May elect to designate all or a portion of the Interim Sub Debt as excluded for the purposes of the calculation of the financial covenants in 7.11(b) (“Excluded Interim Sub Debt”) so long as the Deposit Conditions (defined below) are and continue to be met with respect to such Excluded Interim Sub Debt (including that such Excluded Interim Sub Debt may not be outstanding for more than 90 days);

(ii) May have an aggregate outstanding principal amount of senior subordinated debt in excess of $350.0 million so long as (x) such amount does not exceed $400.0 million (the amount above $350.0 million being the “Excess Interim Sub Debt”) and (y) the Deposit Conditions are met with respect to such Excess Interim Sub Debt. Excess Interim Sub Debt shall be treated as Excluded Interim Sub Debt for the purposes of the financial covenants in 7.11(b) as long as the Deposit Conditions are met (including that such Excess Interim Sub Debt may not be outstanding for more than 90 days).

The Deposit Conditions include the following: net cash proceeds of the related issuance of senior subordinated debt in the amount equal to such Excluded Interim Sub Debt must be deposited by the Company with the Administrative Agent and maintained in a blocked deposit account at Bank of America pending the redemption, repayment, discharge or other satisfaction thereof and such deposit account is pledged to the Administrative Agent for the benefit of the Lenders to secure the Company’s obligations to the Administrative Agent and the Lenders under the Credit Agreement (it being acknowledged that such funds shall be released in connection with the redemption, repayment, discharge or other satisfaction of such Excluded Interim Sub Debt in a manner that does not violate the terms of the senior subordinated debt documents governing such Excluded Interim Sub Debt); the Borrowers shall commence the redemption, repayment, discharge or other satisfaction of such Excluded Interim Sub Debt within 5 business days of the consummation of the applicable subordinated debt refinancing resulting in such Excluded Interim Sub Debt; and such Excluded Interim Sub Debt must be repaid, redeemed, discharged or otherwise satisfied within 90 days of the consummation of the related issuance of senior subordinated debt that resulted in such Excluded Interim Sub Debt.

The Amendment adds provisions to allow payment of senior subordinated debt (including through a prepayment, redemption, repurchase or otherwise) if such payments are: (i) subject to the mandatory prepayment provisions in the Credit Agreement, any payments of principal, interest, premium (including, in the case of an open market repurchase (whether or not pursuant to a tender offer), premium above the rate specified in the related indenture as applicable to optional redemptions), and related costs and expenses on senior subordinated debt (“Sub Debt Repayments”) from proceeds of the sale or issuance by any Borrower or Non-Borrower Subsidiary of any equity interests, (ii) payments in connection with any refinancing or replacement of Senior Subordinated Notes otherwise permitted under the Credit Agreement, and/or (iii) Sub Debt Repayments made from the proceeds of credit extensions under the Credit Agreement in an aggregate amount not to exceed $50.0 million so long as the requirements set forth below in the section entitled “Use of Proceeds” are satisfied.  All such payments of subordinated debt are conditioned on there being no event of default at the date of such payment or as a result thereof.

Use of Proceeds

The Amendment modifies the provisions of the Credit Agreement relating to the use of proceeds of credit extensions thereunder to provide that the Borrowers may use up to $50.0 million of the proceeds of loans under the Credit Agreement to refinance senior subordinated debt at any time when certain conditions have been met including: both before and after giving effect to such payments of subordinated debt the Company shall have a maximum Consolidated Senior Funded Debt to Consolidated EBITDA ratio of 3.15:1.00; immediately after giving effect to such payments of subordinated debt, the Company shall have a Consolidated Senior Funded Debt to Consolidated EBITDA ratio of at least 0.50 lower than the level otherwise required under the Consolidated Senior Funded Debt to Consolidated EBITDA covenant; and that both before and after giving effect to the drawdown under the Credit Agreement the Company has availability of at least $50.0 million of unused aggregate commitments under the Credit Agreement.

Maximum Consolidated Total Funded Debt to Consolidated EBITDA

The Amendment amends the Existing Credit Agreement to provide that for the purposes of calculating Consolidated Total Funded Debt to Consolidated EBITDA, Excluded Interim Sub Debt shall not be included in Consolidated Total Funded Debt.

Permitted Investments

In order to enable the Borrowers to make open market purchases of its subordinated debt and Second Lien Notes, the Amendment adds, as permitted investments, investments constituting the acquisition of the Company’s own subordinated debt and Second Lien Notes, in either case whether or not in connection with a tender offer, so long as, for subordinated debt, notes that have been acquired by the Borrower are terminated in accordance with the terms of the applicable indentures to the extent otherwise permitted by the Credit Agreement.

Amendment of Senior Subordinated Debt

Provisions in the Amendment allow Borrowers, with the consent of the Administrative Agent, to amend any Senior Subordinated Notes Document to eliminate covenants or make the instruments less restrictive on Borrowers.

Amendment Fee

The Borrowers paid each Lender signing the Amendment a fee equal to 5 basis points on the aggregate of such Lender’s commitment and outstanding amount of term loan, in consideration of such Lender entering the Amendment.  The aggregate amount of such fees paid by the Borrowers was $111,770.43.

Representations and Warranties

The Amendment contains the typical representations and warranties for this type of an agreement, including due authorization, valid and legally binding obligations, that all necessary consents have been obtained, and that no default has occurred or is continuing.

The foregoing summary of the material terms of the Amendment and the transactions contemplated thereby are qualified in their entirety by the complete text of the Existing Credit Agreement and the Amendment, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as if fully set forth herein.  There are additional general, dating and conforming changes in the Amendment which are not included in this summary.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: June 3, 2010	By:	/s/ Paul Massaro
Paul Massaro
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amended and Restated Revolving Credit and Term Loan Agreement by and among the Company, certain of its Subsidiaries (defined therein), each lender from time to time a party to the Credit Agreement, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, dated July 9, 2009 (incorporated herein by reference to Exhibit 10.1 to the current report on Form 8-K of Casella Waste Systems, Inc. as filed July 9, 2009 (file no. 000-23211))

10.2

First Amendment to the Second Amended and Restated Revolving Credit and Term Loan Agreement by and among the Company, certain of its Subsidiaries (defined therein), each lender from time to time a party to the Credit Agreement, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, dated May 27, 2010